SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 6, 2021

ORGANIC AGRICULTURAL COMPANY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	0-56168	82-5442097
(State of other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

6th Floor A, Chuangxin Yilu, No. 2305, Technology Chuangxincheng, Gaoxin Jishu Chanye Technology Development District, Harbin City. Heilongjiang Province, China 150090
(Address of principal executive offices) (Zip Code)

86 (0451) 5862-8171
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Election of Directors

On April 6, 2021, the Registrant's Board of Directors increased the number of members of the Board of Directors from four to five, and elected Yongchun Zhang to fill the vacancy and serve as a member of the Board of Directors. Information regarding Mr. Zhang follows:

Yongchun Zhang. In 2018 Mr. Zhang founded Jilin Juhaoqing Technology Development Group Co., Ltd. and Jilin Jiufu Zhenyuan Technology Development Co, Ltd. ("Jilin Jiufu"), and has managed those two companies since their formation. Since 2007, Mr. Zhang has managed two other companies that he organized: Beijing Juhaoqing International Investment Management Co., Ltd. and Beijing Natural Food Co., Ltd. From 1993 to 2007 Mr. Zhang was involved in a variety of businesses located in Qingdao, China. From 1987 to 1993, he was the Principal of a primary school in Ren Wangkui County, China. Mr. Zhang is 55 years old.

Mr. Zhang was appointed to the Registrant's Board pursuant to a covenant in the Registrant's agreement with Jilin Jiufu, under which Jilin Jiufu recently purchased 4,119,500 shares of the Registrant's common stock for 6,000,000 Renminbi (US$ 920,000). A summary of the agreement was set forth in the Registrant's Current Report on Form 8-K dated April 2, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC AGRICULTURAL COMPANY LIMITED

Dated: April 7, 2021	By:	/s/ Xun Jianjun
Xun Jianjun Chief Executive Officer

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